UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 17, 2008
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
      On January 17, 2008, FirstMerit Corporation (the “Company”) and Paul G. Greig, the Company’s Chief Executive Officer, entered into an amendment to Mr. Greig’s employment agreement (the “Amended Employment Agreement”), which was initially executed on May 15, 2006. In addition, the Company and Mr. Greig also agreed to the execution of certain amendments to the Company’s Executive Supplemental Retirement Plan (the “SERP”). The following description of the Amended Employment Agreement and the amendments to the SERP are qualified in their entirety by reference to the complete text of the agreements which are attached hereto as Exhibits 99.1 and 99.2, respectively and incorporated by reference herein.
Amended Employment Agreement
▪	The Amended Employment Agreement reflects that Mr. Greig’s base salary was increased by the Company on April 1, 2007 to $689,037.36 per year.

▪	Mr. Greig’s target bonus percentage under any long-term or short-term cash bonus programs adopted or maintained by the Company for its senior executives shall be increased from 85 percent to 100 percent of Mr. Greig’s annual base salary.

▪	The Company agrees to provide Mr. Greig with long-term disability insurance, payable upon the event that Mr. Greig becomes disabled during his employment. The amount payable under the long-term disability benefit will equal two thirds of Mr. Greig’s most recently paid annual base salary and bonus, but may not exceed six hundred and eighty-four thousand dollars ($684,000.00) annually.
SERP Amendments
▪	Revision of the definition of “Actuarial Equivalent” under Section 2.01 of the SERP to provide that for purposes of making equivalency calculations regarding Mr. Greig, the assumed rate of interest shall be determined in accordance with the terms of The FirstMerit Corporation Pension Plan for Employees of FirstMerit Corporation and Affiliates (the “Qualified Plan”), as of May 15, 2006.

▪	Modification of the procedures for determining the “Attained Age” and “Years of Service” for Mr. Greig under the SERP. Specifically, Section 2.02 and 2.27 of the SERP are amended to provide that Mr. Greig shall be credited with an additional three (3) years of age and service toward the calculation of his SERP benefits, unless his employment is terminated for cause (as such term is defined in the Amended Employment Agreement).

▪	Amendment to the definition of “Projected Account Balance” under Section 2.20 of the SERP to provide that for purposes of calculating amounts credited to Mr. Greig from his previous employer’s retirement plan, all calculations must use a rate of interest determined in accordance with the terms of the Qualified Plan as of May 15, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

99.1	Amended and Restated Employment Agreement By and Between FirstMerit Corporation and Paul G. Greig, dated as of January 17, 2008

99.2	Amendment to the FirstMerit Corporation Executive Supplemental Retirement Plan

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

Date: January 23, 2008

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